Exhibit 99.1

Ping Identity Reports First Quarter 2022 Results,
Provides Outlook for Second Quarter and Full Year 2022

●	Annual Recurring Revenue (“ARR”) growth of 21% year-over-year accelerated for the fifth straight quarter on a year-over-year basis to $323.5 million at March 31, 2022
●	Total revenue for the first quarter 2022 grew 23% year-over-year to $84.7 million
●	Software as a service (“SaaS”) revenue for the first quarter 2022 grew 68% year-over-year – accelerating for the fourth straight quarter on a year-over-year basis

DENVER – May 4, 2022 – Ping Identity Holding Corp. (“Ping Identity,” or the “Company”) (NYSE: PING), which delivers intelligent identity solutions for the enterprise, today announced its financial results for the three months ended March 31, 2022, and provided its outlook for the second quarter and full year 2022.

“We started the year strong, despite a volatile market and geopolitical environment. In addition to driving continued ARR and revenue growth, we also announced important partnerships in the quarter aimed at extending our services to sectors in need and improving our footprint with channel partners. Additionally, with some early sales momentum related to the February launch of PingOne DaVinci, we’re continuing to build our robust platform,” said Andre Durand, Ping Identity's Chief Executive Officer. “We remain focused on driving success on our ‘3Cs’ in 2022: further driving our cloud transformation, extending our leadership in the customer use case, and deepening our channel relationships, all of which will help to further strengthen the business.”

Key Highlights for the First Quarter 2022

ARR: Ending ARR at March 31, 2022, was $323.5 million and represented a 21% increase compared with the first quarter 2021. Ping Identity defines ARR as the annualized value of all subscription contracts as of the end of the period.

Revenue: Total revenue for the first quarter 2022 was $84.7 million. Subscription revenue was $80.2 million, or 95% of total revenue. SaaS revenue of $20.2 million grew 68% from $12.0 million in the first quarter 2021 driven by the continued adoption of Ping Identity’s PingOne solutions.

Cash Flow: Net cash used in operating activities was $3.3 million in the three months ended March 31, 2022, compared with net cash provided by operating activities of $24.1 million in the three months ended March 31, 2021. Unlevered Free Cash Flow* was ($5.7) million for the three months ended March 31, 2022, compared with $19.5 million for the three months ended March 31, 2021.

Dollar-Based Net Retention Rate: Ping Identity’s dollar-based net retention rate at March 31, 2022, was 114%. The Company calculates dollar-based net retention rate as ending ARR for the current reporting period from customers with associated ending ARR for the same period last year, divided by ending ARR for the same period last year.

Customers: Ended the first quarter 2022 with 321 customers with more than $250,000 in ARR, up 21% year-over-year in that customer cohort.

*Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Recent Business Highlights

●	Announced the Critical Infrastructure Defense Project with Cloudflare (NYSE: NET) and CrowdStrike Holdings (Nasdaq: CRWD) to provide free cybersecurity services to particularly vulnerable industries, including U.S. hospitals and water and power utilities.

●	Announced a strategic partnership with TD SYNNEX, a leading distributor and solutions aggregator for the IT industry, to bring best-in-class identity security solutions to customers in the U.S. and Canada. TD SYNNEX will become a major global distribution resource in the Ping Identity Global Partner Network, providing identity and access management (“IAM”) solutions that help enterprises prevent security breaches, increase productivity and provide seamless digital experiences for their workforces and customers.
●	In April, named Rakesh Thaker as the company’s new Senior Vice President of Research and Development. Thaker has been a successful leader of numerous large scale, global engineering organizations.
●	In April, published Ping Identity’s first annual Environmental, Social and Governance report which highlights the Company’s efforts to promote diversity and inclusion in the workplace, strong corporate governance, and social and environmental stewardship.
●	In May, the board of directors appointed Anil Arora and Vikram Verma to Ping Identity’s board of directors. Arora has been a pioneer in the Fintech space and was CEO of Yodlee and Envestnet|Yodlee from 2000-2019. Verma is a seasoned executive with over 30 years of leadership experience with technology companies of all sizes.

Commenting on the Company’s financial results, Raj Dani, Ping Identity’s Chief Financial Officer, said, “We started 2022 with continuing momentum, highlighted by our fifth straight quarter of accelerating ARR growth and our highest year-over-year SaaS revenue growth rate since the fourth quarter 2018. Even in the face of market and geopolitical uncertainty, these results strengthen our confidence in our 2022 growth trajectory and provide positive momentum as we continue on the glidepath toward our long-term goal of $1 billion in ARR.”

2022 Financial Outlook

Ping Identity provides the following expected financial guidance for the quarter ending June 30, 2022:

Total ARR of $337.0 million to $340.0 million

Total Revenue of $70.0 million to $75.0 million

Unlevered Free Cash Flow* of $(12.0) million to $(8.0) million

Ping Identity provides the following expected financial guidance for the year ending December 31, 2022:

Total ARR of $380.0 million to $385.0 million

Total Revenue of $332.0 million to $342.0 million

Unlevered Free Cash Flow* of approximately breakeven

* Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Webcast / Conference Call Details

In conjunction with this announcement, Ping Identity will host a webcast conference call today, May 4, 2022, at 5:00 p.m. Eastern Time to discuss its financial results. The listen-only webcast is available at https://investor.pingidentity.com. Investors and participants can register for the telephonic version of the conference call in advance by visiting https://conferencingportals.com/event/fLIOaEMp. After registering, instructions will be shared on how to join the call including dial-in information as well as a unique passcode and registrant ID. At the time of the call, registered participants will dial in using the numbers from the confirmation email, and upon entering their unique passcode and ID, will be entered directly into the conference.

Following the conference call, a replay will be available until 11:59 p.m. Eastern time on May 11, 2022. The replay dial-in number will be (800) 770-2030 or for international (647) 362-9199, using the replay number pin: 60455. An archived webcast of the call will also be available at https://investor.pingidentity.com.

Use of Non-GAAP Financial Information

In addition to Ping Identity’s results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Expenses, Non-GAAP Operating Margin, Non-GAAP Net Income, Non-GAAP Net Income Per Share, Free Cash Flow and Unlevered Free Cash Flow. Certain of these non-GAAP measures exclude stock-based compensation, depreciation and/or amortization expense and acquisition-related expenses, as noted in the reconciliation. Ping Identity believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements Ping Identity makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s other filings with the SEC which include, but are not limited to: our ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; our ability to enhance and deploy our cloud-based offerings while continuing to effectively offer our on-premise offerings; our ability to maintain or improve our competitive position; the impact of the novel Coronavirus Disease 2019 (COVID-19) pandemic; the impact on our business of a network or data security incident or unauthorized access to our network or data or our customers’ data; the effects on our business if we are unable to acquire new customers, if our customers do not renew their arrangements with us, or if we are unable to expand sales to our existing customers or develop new solutions or solution packages that achieve market acceptance; our ability to manage our growth effectively, execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; our dependence on our senior management team and other key employees; our ability to enhance and expand our sales and marketing capabilities; our ability to attract and retain highly qualified personnel to execute our growth plan; the risks associated with interruptions or performance problems of our technology, infrastructure and service providers; our dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy and cybersecurity concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the impact of our existing indebtedness could adversely affect our business and growth prospects; the fact that we may still be able to incur substantially more indebtedness or make certain restricted payments, which could further exacerbate the risks associated with our substantial indebtedness, despite our current indebtedness levels and restrictive covenants; our ability to generate sufficient cash flow to service all of our indebtedness, and actions we may be forced to take to satisfy our obligations under such indebtedness, which may not be successful; the impact of adverse general and industry-specific economic and market conditions, including any impact from ongoing conflict in Ukraine and Russia, and reductions in IT and identity spending; the risks associated with the financing documents governing our 2021 Credit Facilities, as defined below, which restrict our current and future operations, particularly our ability to respond to changes or to take certain actions; our ability to refinance our indebtedness; the risks associated with the provisions of our corporate governance documents that could make an acquisition of us more difficult and may prevent attempts by our shareholders to replace or remove our current management, even if beneficial to our shareholders; Vista Equity Partners’ (“Vista”) influence on certain of our corporate actions, which may conflict with our or your interests in the future; the risks associated with the designation of the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our shareholders in our certificate of incorporation, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us; the potential that an active, liquid trading market for our common stock may not be sustained, which may limit your ability to sell your shares; and the potential volatility of our operating results and stock price, and the potential that the market price of our common stock may drop below the price you paid; and other factors disclosed in the section entitled ‘‘Risk Factors’’ in our most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. Given these factors, as well as other variables that may affect Ping Identity’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Ping Identity

Ping Identity delivers intelligent identity solutions for the enterprise. We enable companies to achieve Zero Trust identity-defined security and more personalized, streamlined user experiences. The PingOne Cloud Platform provides customers, workforce, and partners with access to cloud, mobile, SaaS and on-premises applications across the hybrid enterprise. Over half of the Fortune 100 choose us for our identity expertise, open standards, and partnerships with companies including Microsoft and Amazon. We provide flexible identity solutions that accelerate digital business initiatives, delight customers, and secure the enterprise through multi-factor authentication, single sign-on, access management, intelligent API security, directory, and data governance capabilities. For more information, visit www.pingidentity.com.

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Subscription	$80,200	$64,216
Professional services and other	4,491	4,728
Total revenue	84,691	68,944
Cost of revenue:
Subscription (exclusive of amortization shown below)(1)	13,388	9,414
Professional services and other (exclusive of amortization shown below)(1)	6,759	5,583
Amortization expense	8,516	5,809
Total cost of revenue	28,663	20,806
Gross profit	56,028	48,138
Operating expenses:
Sales and marketing(1)	30,941	25,549
Research and development(1)	20,467	21,702
General and administrative(1)	16,231	14,455
Depreciation and amortization	4,388	4,365
Total operating expenses	72,027	66,071
Loss from operations	(15,999)	(17,933)
Other expense:
Interest expense	(3,636)	(396)
Other expense, net	(804)	(872)
Total other expense	(4,440)	(1,268)
Loss before income taxes	(20,439)	(19,201)
Benefit for income taxes	181	3,267
Net loss	$(20,258)	$(15,934)
Net loss per share:
Basic and diluted	$(0.24)	$(0.20)
Weighted-average shares used in computing net loss per share:
Basic and diluted	83,822	81,339

______________________________________

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2022	2021
Subscription cost of revenue	$467	$535
Professional services and other cost of revenue	281	591
Sales and marketing	2,180	4,198
Research and development	3,226	8,512
General and administrative	1,974	3,103
Total	$8,128	$16,939

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$213,286	$220,607
Accounts receivable, net of allowances of $526 and $610	74,265	82,969
Contract assets, current	61,468	67,540
Deferred commissions, current	10,829	10,460
Prepaid expenses	21,084	16,654
Other current assets	2,055	2,914
Total current assets	382,987	401,144
Noncurrent assets:
Property and equipment, net	8,955	9,396
Goodwill	527,933	528,548
Intangible assets, net	183,289	190,077
Contract assets, noncurrent	5,565	3,457
Deferred commissions, noncurrent	19,411	19,380
Deferred income taxes, net	3,089	6,201
Operating lease right-of-use assets	12,937	13,709
Other noncurrent assets	8,962	6,121
Total noncurrent assets	770,141	776,889
Total assets	$1,153,128	$1,178,033
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,665	$4,528
Accrued expenses and other current liabilities	9,822	10,305
Accrued compensation	16,796	29,258
Deferred revenue, current	70,446	71,957
Operating lease liabilities, current	4,372	4,330
Current portion of long-term debt	1,882	1,132
Total current liabilities	112,983	121,510
Noncurrent liabilities:
Deferred revenue, noncurrent	4,298	5,584
Long-term debt, net of current portion	290,680	291,154
Deferred income taxes, net	777	4,240
Operating lease liabilities, noncurrent	13,077	14,140
Total noncurrent liabilities	308,832	315,118
Total liabilities	421,815	436,628
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	84	84
Additional paid-in capital	835,454	824,455
Accumulated other comprehensive income (loss)	(181)	652
Accumulated deficit	(104,044)	(83,786)
Total stockholders' equity	731,313	741,405
Total liabilities and stockholders' equity	$1,153,128	$1,178,033

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(20,258)	$(15,934)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,904	10,174
Stock-based compensation expense	8,128	16,939
Amortization of deferred commissions	3,316	2,329
Amortization of deferred debt issuance costs	318	62
Operating leases, net	(249)	(142)
Deferred taxes	(286)	(3,546)
Other	96	(10)
Changes in operating assets and liabilities:
Accounts receivable	8,574	16,640
Contract assets	4,006	4,128
Deferred commissions	(3,716)	(2,934)
Prepaid expenses and other current assets	(3,891)	2,466
Other assets	(3,707)	(820)
Accounts payable	5,274	(2,013)
Accrued compensation	(10,583)	(1,865)
Accrued expenses and other	(413)	1,659
Deferred revenue	(2,797)	(3,046)
Net cash provided by (used in) operating activities	(3,284)	24,087
Cash flows from investing activities
Payments for business acquisitions, net of cash acquired	(4)	—
Purchases of property and equipment and other	(809)	(953)
Capitalized software development costs	(4,908)	(3,974)
Net cash used in investing activities	(5,721)	(4,927)
Cash flows from financing activities
Payment of acquisition-related holdbacks	—	(993)
Proceeds from stock option exercises	1,093	1,770
Payment for tax withholding on equity awards	(81)	(565)
Payment of long-term debt	—	(110,000)
Net cash provided by (used in) financing activities	1,012	(109,788)
Effect of exchange rates on cash and cash equivalents and restricted cash	717	(111)
Net decrease in cash and cash equivalents and restricted cash	(7,276)	(90,739)
Cash and cash equivalents and restricted cash
Beginning of period	220,889	146,499
End of period	$213,613	$55,760

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Gross profit	$56,028	$48,138
Amortization expense	8,516	5,809
Stock-based compensation	748	1,126
Non-GAAP Gross Profit	$65,292	$55,073
GAAP Gross Profit Margin	66%	70%
Non-GAAP Gross Profit Margin	77%	80%

	Three Months Ended March 31,
	2022	2021
Total operating expenses	$72,027	$66,071
Stock-based compensation	(7,380)	(15,813)
Acquisition related expenses	—	(2)
Amortization expense	(3,457)	(3,444)
Non-GAAP Operating Expenses	$61,190	$46,812
GAAP Operating Margin	(19)%	(26)%
Non-GAAP Operating Margin	5%	12%

	Three Months Ended March 31,
	2022	2021
Net loss	$(20,258)	$(15,934)
Stock-based compensation	8,128	16,939
Acquisition related expenses	—	2
Amortization expense	11,973	9,253
Provision for income taxes(1)	(5,025)	(6,549)
Non-GAAP Net Income (Loss)	$(5,182)	$3,711
Net loss per share:
Basic and diluted	$(0.24)	$(0.20)
Weighted-average shares used in computing net loss per share:
Basic and diluted	83,822	81,339
Non-GAAP Net Income (Loss) per Share:
Basic	$(0.06)	$0.05
Diluted	$(0.06)	$0.04
Weighted-average shares used in computing Non-GAAP Net Income (Loss) per Share:
Basic	83,822	81,339
Diluted	83,822	83,940

_____________________________________

(1)	The related tax effects of the adjustments to Non-GAAP Net Income were calculated using the respective statutory tax rates for applicable jurisdictions.

	Three Months Ended March 31,
	2022	2021
Net cash provided by (used in) operating activities	$(3,284)	$24,087
Less:
Purchases of property and equipment	(809)	(953)
Capitalized software development costs	(4,908)	(3,974)
Free Cash Flow	(9,001)	19,160
Add:
Cash paid for interest	3,320	339
Unlevered Free Cash Flow	$(5,681)	$19,499
Net cash used in investing activities	$(5,721)	$(4,927)
Net cash provided by (used in) financing activities	$1,012	$(109,788)

Reconciliation of Unlevered Free Cash Flow Guidance for the Three Months Ended June 30, 2022 and Year Ended December 31, 2022:

	Three Months Ended June 30, 2022		Year Ended December 31, 2022
	Low	High	Low	High
Net cash provided by (used in) operating activities	$(9,100)	$(5,100)	$9,500	$9,500
Less:
Purchases of property and equipment	(1,000)	(1,000)	(2,900)	(2,900)
Capitalized software development costs	(5,500)	(5,500)	(22,300)	(22,300)
Free Cash Flow	(15,600)	(11,600)	(15,700)	(15,700)
Add:
Cash paid for interest	3,600	3,600	15,700	15,700
Unlevered Free Cash Flow	$(12,000)	$(8,000)	$—	$—

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY BUSINESS METRICS
(In thousands)

	March 31,		Change
	2022	2021	$	%

	(dollars in thousands)
ARR	$323,494	$266,274	$57,220	21%

Ping Identity Contacts

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Investor Relations Contact:

David Banks

Tel: 303.396.6200

investor@pingidentity.com

Media Contact:

Megan Johnson

Tel: 757.635.2807

press@pingidentity.com

Source: Ping Identity